As filed with the Securities and Exchange Commission on January 6, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PINNACLE ENTERTAINMENT, INC.

and Additional Subsidiary Guarantor Registrants

(See Table of Additional Registrants Below)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3667491
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3800 Howard Hughes Parkway

Las Vegas, Nevada 89109

(702) 784-7777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John A. Godfrey, Esq.

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Las Vegas, Nevada 89109

(702) 784-7777

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Alvin G. Segel, Esq.

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, California 90067

(310) 277-1010

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall have become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Senior Debt Securities
Senior Subordinated Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares (2)
Common Stock, par value $0.10 per share (3)	(1)
Warrants
Guarantees of the Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities (4)
Purchase Contracts
Units (5)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock or other equity stock and will be evidenced by a depositary receipt.
(3)	Each share of common stock includes one associated stockholder protection right or similar right, if applicable, as described in “Description of Common Stock.”
(4)	No separate consideration will be received for the guarantees.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this Registrant Statement, as amended, which securities may or may not be separable from one another.

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices

Belterra Resort Indiana, LLC	Nevada	93-1199012	**

Biloxi Casino Corp.	Mississippi	64-0814408	**

Boomtown, LLC	Delaware	94-3044204	**

Casino Magic Antofagasta S.A.	Chile	—	**

Casino Magic Calama S.A.	Chile	—	**

Casino Magic Chile, S.A.	Chile	—	**

Casino Magic Corp.	Minnesota	64-0817483	**

Casino Magic Management Services Corp.	Minnesota	64-0904627	**

Casino Magic Rancagua S.A.	Chile	—	**

Casino Magic Talca S.A.	Chile	—	**

Casino One Corporation	Mississippi	64-0814345	**

Crystal Park Hotel and Casino Development Company, LLC	California	95-4595453	**

HP/Compton, Inc.	California	95-4545471	**

Landing Condominium, LLC	Missouri	65-1258668	**

Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179	**

Ogle Haus, LLC	Indiana	35-2084979	**

PNK (Bossier City), Inc.	Louisiana	64-0878110	**

PNK (CHILE 1), LLC	Delaware	51-0553578	**

PNK (CHILE 2), LLC	Delaware	51-0553581	**

PNK (ES), LLC	Missouri	51-0534293	**

PNK (EXUMA), LIMITED	Bahamas	98-0448601	**

PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452	**

PNK (PA), LLC	Pennsylvania	Pending	**

PNK (Reno), LLC	Nevada	88-0101849	**

PNK (ST. LOUIS RE), LLC	Delaware	51-0553585	**

PNK (ST. LOUIS 4S), LLC	Delaware	51-0553583	**

PNK Development 1, Inc.	Delaware	46-0486393	**

PNK Development 2, Inc.	Delaware	46-0486395	**

PNK Development 3, Inc.	Delaware	46-0486396	**

PNK Development 4, Inc.	Delaware	Pending	**

PNK Development 5, Inc.	Delaware	Pending	**

PNK Development 6, Inc.	Delaware	Pending	**

PNK Development 7, LLC	Delaware	Pending	**

PNK Development 8, LLC	Delaware	Pending	**

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices

PNK Development 9, LLC	Delaware	Pending	**

PNK Development 10, LLC	Delaware	Pending	**

PNK Development 11, LLC	Nevada	Pending	**

PNK Development 12, LLC	Nevada	Pending	**

PNK Development 13, LLC	New Jersey	Pending	**

PNK Development 14, LLC	Missouri	Pending	**

PNK Development 15, LLC	Pennsylvania	Pending	**

PNK Development 16, LLC	Indiana	Pending	**

Port St. Louis Condominium, LLC	Missouri	54-2182426	**

Realty Investment Group, Inc.	Delaware	52-2140895	**

St. Louis Casino Corp.	Missouri	64-0836600	**

*	This list does not purport to be a complete list of all of the subsidiaries of Pinnacle Entertainment, Inc.
**	c/o Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109, (702) 784-7777

PROSPECTUS

PINNACLE ENTERTAINMENT, INC.

SENIOR DEBT SECURITIES

SENIOR SUBORDINATED DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

GUARANTEES OF DEBT SECURITIES

PURCHASE CONTRACTS UNITS

We may, from time to time, offer to sell senior, senior subordinated or subordinated debt securities, preferred stock (either separately or represented by depositary shares), common stock, warrants and purchase contracts, as well as units that include any of these securities or securities of one or more other entities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries.

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material. In addition, this prospectus may be used to offer securities for the account of persons other than us.

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, in other offering material related to the securities or may be set forth in one or more documents incorporated by reference in this prospectus.

Our common stock trades on the New York Stock Exchange under the symbol “PNK”.

None of the Securities and Exchange Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Reno, Nevada gaming authorities, and the California Gambling Control Commission, or any state securities commission or other gaming authority, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.

When used in this prospectus, the terms “Pinnacle Entertainment,” “the Company,” “we,” “us,” and “our” refer to Pinnacle Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

i

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, any other offering material or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.pnkinc.com with information about our company. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

1.  Our annual report on Form 10-K for the year ended December 31, 2004, as amended by Form 10-K/A filed May 9, 2005;

2.  Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005, and September 30, 2005;

3.  Our current reports on Form 8-K (including amendments thereto) filed on January 12, 2005, January 14, 2005, February 17, 2005 (reporting Item 5.02), February 18, 2005, March 21, 2005, May 9, 2005, May 10, 2005 (as amended by Form 8-K/A filed on June 13, 2005), May 20, 2005, June 13, 2005, August 23, 2005, September 7, 2005, September 23, 2005 (as amended by Form 8-K/A filed on November 14, 2005), September 29, 2005, October 5, 2005, October 17, 2005, December 20, 2005, December 23, 2005, January 3, 2006, January 6, 2006 and January 6, 2006;

4.  Our proxy statement dated April 4, 2005; and

5.  The description of our common stock contained in our registration statement on Form 8-A filed on August 10, 2001, as amended by our current reports on Form 8-K filed on January 26, 2004 and May 9, 2005.

We also incorporate by reference any future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:

Pinnacle Entertainment, Inc.

Investor Relations

3800 Howard Hughes Parkway

Las Vegas, Nevada 89109

(702) 784-7777

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our expansion and development plans, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, expense reductions, operating results, insurance recoveries and pending regulatory matters. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results may differ materially from those that might be anticipated from forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others:

•	the gaming industry is very competitive, and increased competition, including by Native American gaming facilities, could adversely affect our profitability;

•	our substantial development obligations in connection with the St. Louis projects and other capital-intensive projects could strain our financial resources and might not provide for a sufficient return, if any;

•	many factors could prevent us from completing our construction and development projects as planned, including the escalation of construction costs beyond increments anticipated in our construction budgets;

•	our present indebtedness and projected future borrowings could have adverse consequences to us; future cash flows may not be sufficient to meet our obligations and we might have difficulty obtaining additional financing; we may experience adverse effects due to interest rate and exchange rate fluctuations;

•	the terms of our credit facility and the indentures governing our subordinated indebtedness impose operating and financial restrictions on us;

•	issues could arise with respect to our insurance policies that could affect our timely recovery of insurance proceeds associated with recent hurricane damage and related business interruption;

•	because of the closure of Casino Magic Biloxi, we have suffered a loss of operating revenues from that facility; changes in the local gaming market could adversely affect our operations in Biloxi if we decide to build a replacement facility;

•	damage and closures caused by Hurricanes Katrina and Rita in the New Orleans and Lake Charles areas make our future operating results at Boomtown New Orleans and L’Auberge du Lac less predictable;

•	we operate in a highly taxed industry and may be subject to higher taxes in the future;

•	we could lose the right to pursue the St. Louis City and St. Louis County projects if we fail to meet the conditions imposed by the Missouri Gaming Commission;

•	our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties;

•	potential changes in the regulatory environment could harm our business;

•	the concentration and evolution of the slot machine manufacturing industry could impose additional costs on us;

•	adverse weather conditions, highway construction, gasoline shortages, and other factors affecting our facilities and the areas in which we operate could make it more difficult for potential customers to travel to our properties and deter customers from visiting our properties;

•	our results of operations and financial condition could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism;

•	the loss of management and other key personnel could significantly harm our business;

•	we experience seasonal fluctuations that significantly impact our quarterly operating results;

•	we are subject to litigation which, if adversely determined, could cause us to incur substantial losses;

•	we face environmental and archaeological regulation of our real estate; and

•	slowdowns in the economy and other factors affecting discretionary consumer spending may harm our operating results.

In addition, these statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry.

We caution the reader that the factors described above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

MARKET DATA

We use market and industry data throughout this prospectus, the applicable prospectus supplement, other offering material and the documents incorporated by reference herein that we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The market and industry data is often based on industry surveys and the preparers’ experience in the industry. Similarly, although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information.

v

THE COMPANY

We are a rapidly growing, diversified, multi-jurisdictional owner and operator of gaming entertainment facilities. We own and operate casinos in Nevada, Louisiana, Indiana and Argentina, and own a hotel in Missouri. In May 2005, we opened L’Auberge du Lac, a casino resort which we believe is the premier casino in the Lake Charles, Louisiana area. Additionally, we have begun construction of a major casino hotel in downtown St. Louis, Missouri, just north of the famed Gateway Arch. We have also begun site preparation for a second casino in the St. Louis metropolitan area on 54 acres in the community of Lemay, approximately 10 miles south of downtown St. Louis. Internationally, we opened our replacement casino in Neuquen, Argentina in July 2005, which is significantly larger and of higher quality than its predecessor leased facility; have been licensed to operate a small casino in the Bahamas; and have filed two applications for licenses in Chile. In December 2005, we filed a gaming license application in Pennsylvania seeking one of two available gaming licenses to operate a slot-only casino in Philadelphia. We also receive lease income from two card clubs in southern California. In addition, we continue to own and lease land in Biloxi, Mississippi, where we previously operated a casino hotel known as Casino Magic. Hurricane Katrina caused extensive damage at this facility, most of which we believe to be covered by insurance. We also have business interruption insurance related to Casino Magic Biloxi. We are not obligated to rebuild the Biloxi facility in order to obtain the insurance recovery. Management is actively examining whether to exploit the opportunities in Biloxi for building a replacement facility. Among the factors that management intends to take into consideration are the competitive and regulatory environment, the reconstruction progress of the region, and our available resources at the time.

We were incorporated in the State of Delaware in 1981 as the successor to a business that started in 1938. Our executive offices are located at 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109 and our telephone number is (702) 784-7777.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Year Ended December 31,						Nine Months Ended September 30,
	2004		2003	2002	2001	2000	2005	2004
Ratio of earnings to fixed charges (1)	1.21x	(2)	—	—	—	2.94x	—	1.60x	(2)

(1)	In computing the ratio of earnings to fixed charges: (i) earnings were calculated from income from continuing operations, before income taxes and fixed charges, and excluding capitalized interest; and (ii) fixed charges were computed from interest expense, amortization of debt issuance costs, capitalized interest, and the estimated interest included in rental expense. Earnings were insufficient to cover fixed charges by $36.1 million, $19.9 million, $51.0 million and $24.0 million for the years ended December 31, 2003, 2002 and 2001 and for the nine months ended September 30, 2005, respectively.
(2)	Includes a material gain on the sale of surplus real estate in 2004.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures (including for new development projects), repayment or refinancing of borrowings, working capital, investments, acquisitions and the repurchase of our common stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The debt securities we may offer pursuant to this prospectus will be senior, senior subordinated or subordinated debt of Pinnacle Entertainment, Inc.

The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates and in one of the forms filed as an exhibit to the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such indentures as we may adopt from time to time. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the indenture.

The forms of indentures filed as exhibits to the registration statement of which this prospectus is a part include a form of senior indenture under which one or more series of senior debt securities may be issued, a form of senior subordinated indenture under which one or more series of senior subordinated debt securities may be issued, and a form of subordinated indenture under which one or more series of subordinated debt securities may be issued, subject to any amendments or supplements to such indentures as we may adopt from time to time, which forms are incorporated by reference into this prospectus. We use the term “indentures” to refer to the senior indenture, the senior subordinated indenture and the subordinated indenture and any other indentures we may file as exhibits to (or incorporate by reference in) the registration statement (including amendments to such registration statement) of which this prospectus is a part. You should read the indentures because they will control your rights as a holder of debt securities. The terms of the indenture will also be governed by the Trust Indenture Act. You should refer to the applicable indenture for more specific information.

In addition, we may issue additional unsecured 8.25% senior subordinated notes due 2012 and additional unsecured 8.75% senior subordinated notes due 2013, of which $300.0 million and $135.0 million in aggregate principal amount were outstanding as of September 30, 2005, respectively. The indentures governing the 8.25% notes and the 8.75% notes have been previously filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus.

The forms of indentures are or will be filed as exhibits to the registration statement (including amendments to such registration statement) of which this prospectus forms a part. The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

We use the term “trustee” to refer to the trustee or trustees under any of the indentures we may enter into.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with each other and with all of our other senior and unsubordinated debt. Unless otherwise specified in a prospectus supplement, the senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured or revolving term credit facility, such as our credit facility. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture, and will rank equally with our other senior subordinated indebtedness, including, as of September 30, 2005, $300.0 million principal amount of our unsecured 8.25% senior subordinated notes due 2012 and $135.0 million principal amount of our unsecured 8.75% senior subordinated notes due 2013. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness designated in such indenture or supplemental indenture. All these debt securities will be effectively subordinate and junior to the liabilities of our subsidiaries, except to the extent of any guarantees (and the ranking thereof) of such debt securities given by our subsidiaries.

We will include in a supplement to this prospectus the specific terms of each series of the debt securities being offered, including whether the debt securities of the series are convertible or exchangeable into other debt or equity securities and, if so, the terms and conditions upon which such conversion or exchange will be effected, and whether the debt securities will be secured including any provisions relating to the security provided. When we refer to “Pinnacle Entertainment,” “we,” “us,” or “our” in this section or when we otherwise refer to ourselves in this section, we mean only Pinnacle Entertainment, Inc. and not to any of our subsidiaries.

Guarantees

Debt securities may be guaranteed by one or more of our subsidiaries, if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Mandatory Disposition Pursuant to Gaming Laws

The indentures provide that each holder and beneficial owner, by accepting any of the debt securities subject thereto, shall be deemed to have agreed that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, requires that a person who is a holder or the beneficial owner of the debt securities (or an affiliate thereof) be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner (or an affiliate thereof), as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable gaming authority) or is denied such license or qualification or is not found suitable, we shall have the right, at our option:

•	to require such person to dispose of its debt securities or beneficial interest therein within 30 days (or such earlier date as may be required by the applicable gaming authority) of receipt of notice or finding by such gaming authority; or

•	to redeem such debt securities at a redemption price equal to the least of (i) 100% of the principal amount thereof or the price at which such person acquired such debt securities, plus in either case accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority or (ii) such lesser amount as may be required by any gaming authority.

Immediately upon a determination by a gaming authority that a holder or beneficial owner of debt securities (or affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the holder or beneficial owner will not have any further rights with respect to the debt securities: (i) to exercise, directly or indirectly, through any person, any right conferred by the debt securities or (ii) receive any interest or any other distribution or payment with respect to the debt securities, or any remuneration in any form from us for services rendered or otherwise, except the redemption price of the debt securities.

We shall notify the trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

DESCRIPTION OF PREFERRED STOCK

Our certificate of incorporation permits us to issue, without prior permission from our stockholders, up to 250,000 shares of our $1.00 par value preferred stock. As of September 30, 2005, none of our preferred stock was issued and outstanding.

Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Any undesignated preferred stock issued by us may:

•	rank prior to our common stock as to dividend rights, liquidation preference or both;

•	have full or limited voting rights; and

•	be convertible into shares of common stock or other securities.

We will describe in a supplement to this prospectus the specific terms of a particular series of preferred stock being offered. These terms may include some or all of the following:

•	the maximum number of shares in the series;

•	the designation of the series;

•	the number of shares we are offering;

•	any liquidation preference per share;

•	the initial offering price per share;

•	any voting rights of the series;

•	any dividend rights and the specific terms relating to these dividend rights, including the applicable dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	whether the shares of such series will be redeemable and, if so, the times, prices and other terms and conditions of such redemption;

•	the relative ranking and the rights of the holders of shares of such series as to dividends and upon the liquidation, dissolution or winding up of our company;

•	whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

•	whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•	while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

•	the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

•	whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under “—Depositary Shares;”

•	restrictions on transfer, sale or other assignment, if any;

•	any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

•	our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

The preferred stock will, when issued, be fully paid and non-assessable.

Any issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. For a description of the provisions of our certificate of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”

The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock or other equity stock, rather than full shares of preferred stock or such other equity stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock or other equity stock. The preferred stock or other equity stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or other equity stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the headings “Description of Common Stock” and “Description of Preferred Stock,” respectively.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF COMMON STOCK

Our authorized common stock consists of 100,000,000 shares of common stock, par value $.10 per share. As of December 20, 2005, 40,969,088 shares of common stock were issued and outstanding (excluding treasury shares) and held of record by approximately 2,628 stockholders. The following description of our common stock and provisions of our certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our certificate of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, our certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and, if applicable, any certificate of designations establishing a series of preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock.

The holders of our common stock are entitled to one vote for each share of the common stock on all matters voted on by such stockholders, including elections of directors and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the common stock exclusively possess all voting power. Subject to any preferential rights of any outstanding series of preferred stock designated by the board of directors from time to time, the holders of the common stock are entitled to dividends from the funds legally available therefor, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of the preferential amount to be distributed to holders of shares of preferred stock. All outstanding shares of the common stock are validly issued, fully paid and nonassessable. The common stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or, except as described in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes,” redemption provisions applicable to the common stock. For a description of the provisions of our certificate of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

In the event that we adopt a stockholder protection rights plan or similar plan that involves the distribution to stockholders of rights under such a plan, any common stock we offer would also include any associated rights under such a plan (subject to the terms and conditions of any such plan).

Our common stock is traded on the New York Stock Exchange under the symbol “PNK”.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock, depositary shares and/or debt securities in one or more series. Warrants may be issued independently or together with any common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock or depositary shares and/or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

As of September 30, 2005, there were no warrants outstanding to purchase our securities.

The applicable prospectus supplement will describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title and aggregate number of the warrants;

•	the offering price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock or preferred stock or depositary shares purchasable upon the exercise of a warrant;

•	the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

•	if warrants for purchase of debt securities are offered, the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	if warrants for the purchase of common stock, preferred stock or depositary shares are offered, the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased on exercise;

•	the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	when the warrants become exercisable and the expiration date;

•	the terms of any right of ours to redeem or call the warrants;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	where the warrant certificates may be transferred and exchanged;

•	whether the warrants are to be issued with common stock or debt securities and, if so, the number and terms of any such offered securities;

•	the date, if any, on and after which the warrants and the related shares of common stock or debt securities will be separately transferable;

•	United States federal income tax consequences applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe: the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.

CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND STATUTES

Possible Antitakeover Effect of Certain Statutory, Charter and Bylaw Provisions

The provisions of Delaware law, and of our certificate of incorporation and bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock and our other securities.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before the time that the person became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

•	upon consummation of the transaction which resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or

•	at or after the time that the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66- 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, either owns 15% or more of our outstanding voting stock or within three prior years did own 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in control of our company.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation authorizes our board of directors to designate and issue, without stockholder approval, preferred stock with such terms as our board may determine. This ability to issue what is commonly referred to as “blank check” preferred stock, or rights to acquire preferred stock, may have the effect of delaying, deferring or preventing a change of control of our company or an unsolicited acquisition proposal.

Under our bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of our board, may only be filled by vote of a majority of our directors then in office, even if less than a quorum. The limitations on the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company .

Our bylaws provide that special meetings of the stockholders may only be called by the chairman of the board of directors or by a majority of the board of directors. Our bylaws further provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at an annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

The Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws or to approve mergers, consolidations or the sale of all or substantially all its assets, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of the board of directors, subject to any limitations set forth in the bylaws, and may also be amended by the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock issued and outstanding and entitled to vote generally in the election of directors. The two-thirds stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Charter Provisions Containing Gaming Suitability Requirements

In addition to the foregoing, our certificate of incorporation requires that if a person owns or controls our securities or the securities of our affiliated companies and is determined by a gaming authority to be unsuitable to own or control such securities or in the sole discretion of our board of directors is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct or intend to conduct gaming activities, we may redeem, and if required by a gaming authority shall redeem, such person’s securities to the extent required by the government gaming authority or deemed necessary or advisable by us.

If a gaming authority requires us, or if we deem it necessary or advisable, to redeem such securities, we will serve notice on the holder who holds securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us, which in our discretion may be the original purchase price, the then current trading price of the securities or another price we determine. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not so required, as we elect. Unless the gaming authority requires otherwise, the redemption price will in no event exceed:

(1) the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the person who has been determined to be unsuitable, or

(2) if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System, or

(3) if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system.

Beginning on the date that a gaming authority serves notice of a determination of unsuitability or the loss or threatened loss of a gaming license upon us, and until the securities owned or controlled by the unsuitable person are owned or controlled by persons found by such gaming authority to be suitable to own them, it shall be unlawful for the unsuitable person or any affiliate of such person (i) to receive any dividend, payment, distribution or interest with regard to the securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in our securities entitled to vote, or (iii) to receive any remuneration in any form from the corporation or an affiliated company for services rendered or otherwise.

From and after the date of redemption, such securities will no longer be deemed to be outstanding and all rights of the person who was determined to be unsuitable, other than the right to receive the redemption price, will cease. Such person shall surrender the certificates for any securities to be redeemed in accordance with the requirements of the redemption notice.

The foregoing is not a complete summary of all of the suitability requirements and other gaming law requirements contained in our certificate of incorporation. Please refer to the complete text of our certificate of incorporation filed as an exhibit to the registration statement of which this prospectus is a part.

For information on certain restrictions on ownership and transfer of our securities imposed by gaming regulations, see the description in this prospectus under the heading “Certain Restrictions on Ownership and Transfer of Our Securities Under Gaming Regulations.”

Limitations of Liability and Indemnification of Directors and Officers

Our certificate of incorporation limits the liability of directors to us and our stockholders. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated bylaws provide that we will indemnify and advance expenses to our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of our company. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors and officers.

CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER

OF OUR SECURITIES UNDER GAMING REGULATIONS

We are subject to extensive governmental regulations that relate to our current or future gaming operations and that impose certain restrictions on the ownership and transfer of our securities. Ownership and transfer of our securities could be subjected at any time to additional or more restrictive regulations, including regulations in applicable jurisdictions where there are no current restrictions on the ownership and transfer of our securities or in new jurisdictions where we may conduct our operations in the future. A detailed description of such regulations, including requirements under gaming laws of the jurisdictions in which we operate, can be found in the reports we file with the SEC and is incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for our company by Irell & Manella LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Pinnacle Entertainment, Inc. Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to Pinnacle Entertainment, Inc.’s change in accounting for goodwill and other intangible assets to conform to the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions).

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Trustee’s and Transfer Agent’s fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Miscellaneous		**
Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, Pinnacle Entertainment’s Certificate of Incorporation, as amended, includes a provision that limits a director’s personal liability to Pinnacle Entertainment or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article XII of Pinnacle Entertainment’s Certificate of Incorporation, as amended, provides that no director of Pinnacle Entertainment shall be personally liable to Pinnacle Entertainment or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

As permitted by Section 145 of the DGCL, Pinnacle Entertainment’s Restated bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by Pinnacle Entertainment with respect thereto.

The laws of the states or other jurisdictions of incorporation or organization and/or the provisions of the articles or certificates of incorporation, formation or organization and the bylaws (or their equivalent) of substantially all of the subsidiary guarantors listed in the “Table of Additional Registrants” included in this Registration Statement, provide indemnification provisions similar to those described above, except that provisions of the articles or certificates of incorporation, formation or organization and the bylaws (or their equivalent) of some of the subsidiary guarantors do not include provisions for indemnification of officers and directors. Furthermore, in Argentina where the Argentine Commercial Companies Law No. 19,550, as amended (the “ACCL”), does not expressly permit companies to enter into agreements with their directors and officers to indemnify them for liability arising from the breach of their duties as set forth in the ACCL, and as such, the by-laws of the subsidiary guarantors organized under the Argentine laws do not contain indemnification provisions. The ACCL does not provide for a mandatory directors and officers insurance policy with an Argentine insurance company. Moreover, the ACCL states that the by-laws of the subsidiary guarantors organized under the Argentine laws shall establish the guaranty to be provided by the directors of Argentine companies for damages that may arise from their breach of duties and, as such, the by-laws of the subsidiary guarantors organized under the Argentine laws contain minimum guaranty requirements (currently in an amount equal to 1,000 Argentine pesos or approximately US$330) to be provided by its directors and deposited into an account for the relevant subsidiary guarantor organized under the Argentine laws.

Pinnacle Entertainment maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Pinnacle Entertainment. The employment agreements of certain of Pinnacle Entertainment’s executive officers contain indemnification provisions that provide for the maximum protection permitted under applicable law.

Pinnacle Entertainment entered into an Indemnification Trust Agreement (the “Indemnification Trust Agreement”) on August 16, 2005, to create an indemnification trust to provide a source for (i) indemnification of and advancement of expenses to Pinnacle Entertainment’s present and future directors and certain executive officers arising from their activities as such and (ii) payments for the premiums for directors and officers insurance purchased by Pinnacle Entertainment from time to time, in the event that Pinnacle Entertainment does not or is not financially able to fulfill such obligations or make such payments. At the time of creation, Pinnacle Entertainment irrevocably deposited $5.0 million in the trust and pursuant to its terms would be obligated in certain circumstances to contribute up to an additional $5.0 million. The beneficiaries’ representative will have the exclusive right to convey payment demands from time to time on the trustee to direct payment to one or more of the beneficiaries. The term of the trust expires on August 16, 2015, at which time any remaining trust funds will be distributed to Pinnacle Entertainment, except to the extent necessary to make full and adequate provision for claims made prior to such expiration date or any threatened or anticipated claims.

Item 16. Exhibits and Financial Statements Schedules.

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2004 (SEC File No. 001-13641).

4.2	Restated Bylaws of Pinnacle Entertainment, Inc., as amended, are hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 9, 2004 (SEC File No. 001-13641).

4.3	Indenture dated as of September 25, 2003 by and among the Company, the guarantors named therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).

4.4	First Supplemental Indenture dated as of September 25, 2003, governing the 8.75% Senior Subordinated Notes due 2013, by and among the Company, the guarantors named therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).

4.5	Form of 8.75% Senior Subordinated Note due 2013 (included in Exhibit 4.12), is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).

4.6	Indenture dated as of March 15, 2004, governing the 8.25% Senior Subordinated Notes due 2012, by and among the Company, the guarantors identified therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2004. (SEC File No. 001-13641).

4.7	First Supplemental Indenture dated as of December 3, 2004, governing the 8.25% Senior Subordinated Notes due 2012, by and among the Company, the guarantors identified therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 7, 2004. (SEC File No. 001-13641).

4.8	Form of 8.25% Senior Subordinated Note due 2012 (included in Exhibit 4.12), is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2004. (SEC File No. 001-13641).

4.9*	Form of Senior Debt Indenture.

4.10*	Form of Senior Subordinated Debt Indenture.

4.11*	Form of Subordinated Debt Indenture.

4.12**	Form of Warrant Agreement.

4.13**	Form of Warrant Certificate (included in Exhibit 4.12).

4.14**	Form of Deposit Agreement.

4.15**	Form of Depositary Receipt (included in Exhibit 4.14).

4.16**	Form of Purchase Contract Agreement.

4.17	Specimen certificate for shares of common stock, $0.10 par value per share, of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 30, 2004. (SEC File No. 001-13641).

4.18**	Form of Certificate of Designation.

Exhibit Number	Description of Exhibit

4.19**	Form of Preferred Stock Certificate.

5.1*	Opinion of Irell & Manella LLP.

12.1*	Computation of Ratios.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Irell & Manella LLP (included as Exhibit 5.1).

24.1*	Powers of Attorney.

25.1**	Form T-1 Statement of Eligibility of the Indenture Trustee.

*	Filed herewith.
**	To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to the registration statement:

(i)	To include any prospectus required by Section 10(a)(3) to the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(b) That, for the purposes of determining any liability under the Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee
Chairman of the Board and
Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

* Stephen H. Capp	Stephen H. Capp, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* John V. Giovenco	Director

* Richard J. Goeglein	Director

* Bruce A. Leslie	Director

* James L. Martineau	Director

* Michael Ornest	Director

* Timothy J. Parrott	Director

* Lynn P. Reitnouer	Director

*By:	/s/ DANIEL R. LEE
Daniel R. Lee
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

BILOXI CASINO CORP., a Mississippi corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

BOOMTOWN, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC. and Chief Executive Officer and President of BOOMTOWN, LLC (Principal Executive Officer)

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrot	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

CASINO MAGIC CORP., a Minnesota corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

CASINO MAGIC ANTOFAGASTA S.A., a Chilean corporation

By:	/s/ PAUL CONTESSE
Paul Contesse Director

Signature	Title

/s/ PAUL CONTESSE Paul Contesse	Director (Principal Executive Officer and Principal Financial and Accounting Officer)

* Alberto Rivera	Director

* Federico Castro	Director

* Stephen H. Capp	Director

* John A. Godfrey	Director

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

CASINO MAGIC CALAMA S.A., a Chilean corporation

By:	/s/ PAUL CONTESSE
Paul Contesse Director

Signature	Title

* Paul Contesse	Director (Principal Executive Officer, and Principal Financial and Accounting Officer)

* Alberto Rivera	Director

* Federico Castro	Director

* Stephen H. Capp	Director

* John A. Godfrey	Director

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

CASINO MAGIC CHILE, S.A., a Chilean corporation

By:	/s/ PAUL CONTESSE
Paul Contesse Director

Signature	Title

/s/ PAUL CONTESSE Paul Contesse	Director (Principal Executive Officer and Principal Financial and Accounting Officer)

* Alberto Rivera	Director

* Federico Castro	Director

* Stephen H. Capp	Director

* John A. Godfrey	Director

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

CASINO MAGIC RANCAGUA S.A. a Chilean corporation

By:	/s/ PAUL CONTESSE
Paul Contesse Director

Signature	Title

/s/ PAUL CONTESSE Paul Contesse	Director (Principal Executive Officer and Principal Financial and Accounting Officer)

*	Director
Alberto Rivera

*	Director
Federico Castro

* Stephen H. Capp	Director

* John A. Godfrey	Director

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

CASINO MAGIC TALCA S.A. a Chilean corporation

By:	/s/ PAUL CONTESSE
Paul Contesse Director

Signature	Title

/s/ PAUL CONTESSE Paul Contesse	Director (Principal Executive Officer and Principal Financial and Accounting Officer)

* Alberto Rivera	Director

* Federico Castro	Director

* Stephen H. Capp	Director

* John A. Godfrey	Director

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

CASINO ONE CORPORATION, a Mississippi corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, a California limited liability company

By:	its Manager

HP/COMPTON, INC., a California corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President of HP/COMPTON, INC.

* Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer) of HP/COMPTON, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

HP/COMPTON, INC. a California corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

LANDING CONDOMINIUM, LLC, a Missouri limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

LOUISIANA-I GAMING, a Louisiana Partnership in Commendam

By:	its General Partner

BOOMTOWN, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

OGLE HAUS, LLC, an Indiana limited liability company

By:	its Member

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	its Managing Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK (BOSSIER CITY), INC., a Louisiana corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK (CHILE 1), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK (CHILE 2), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK (ES), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK (EXUMA), LIMITED, a Commonwealth of The Bahamas corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Director and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director and President (Principal Executive Officer)

* David A. Williams	Vice President and Secretary (Principal Financial and Accounting Officer)

* Wade W. Hundley	Director

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	its Manager

PINNACLE ENTERTAINMENT, INC. a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK (PA), LLC, a Pennsylvania limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK (RENO), LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK (ST. LOUIS RE), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK (ST. LOUIS 4S), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 1, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 2, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE

Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 3, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE

Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 4, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 5, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 6, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 7, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 8, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 9, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 10, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 11, LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 12, LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 13, LLC, a New Jersey limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 14, LLC, a Missouri limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 15, LLC, a Pennsylvania limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PNK DEVELOPMENT 16, LLC, an Indiana limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

PORT ST. LOUIS CONDOMINIUM, LLC, a Missouri LLC,

By:	its Managing Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Timothy J. Parrott	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ DANIEL R. LEE
Daniel R. Lee
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

REALTY INVESTMENT GROUP, INC., a Delaware corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Treasurer (Principal Financial Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

ST. LOUIS CASINO CORP., a Missouri corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 6th day of January 2006.

CASINO MAGIC MANAGEMENT SERVICES CORP., a Minnesota corporation

By:	/s/ DANIEL R. LEE
Daniel R. Lee Chairman of the Board, Chief Executive Officer and President

Signature	Title

/s/ DANIEL R. LEE Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

* Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ DANIEL R. LEE
Daniel R. Lee Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
1.1	**	Form of Underwriting Agreement.
4.1		Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2004 (SEC File No. 001-13641).
4.2		Restated Bylaws of Pinnacle Entertainment, Inc., as amended, are hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 9, 2004 (SEC File No. 001-13641).
4.3		Indenture dated as of September 25, 2003 by and among the Company, the guarantors named therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).
4.4		First Supplemental Indenture dated as of September 25, 2003, governing the 8.75% Senior Subordinated Notes due 2013, by and among the Company, the guarantors named therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).
4.5		Form of 8.75% Senior Subordinated Note due 2013 (included in Exhibit 4.12), is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).
4.6		Indenture dated as of March 15, 2004, governing the 8.25% Senior Subordinated Notes due 2012, by and among the Company, the guarantors identified therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2004. (SEC File No. 001-13641).
4.7		First Supplemental Indenture dated as of December 3, 2004, governing the 8.25% Senior Subordinated Notes due 2012, by and among the Company, the guarantors identified therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 7, 2004. (SEC File No. 001-13641).
4.8		Form of 8.25% Senior Subordinated Note due 2012 (included in Exhibit 4.12), is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2004. (SEC File No. 001-13641).
4.9	*	Form of Senior Debt Indenture.
4.10	*	Form of Senior Subordinated Debt Indenture.
4.11	*	Form of Subordinated Debt Indenture.
4.12	**	Form of Warrant Agreement.
4.14	**	Form of Deposit Agreement.
4.15	**	Form of Depositary Receipt (included in Exhibit 4.14).
4.16	**	Form of Purchase Contract Agreement.
4.17		Specimen certificate for shares of common stock, $0.10 par value per share, of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 30, 2004. (SEC File No. 001-13641).
4.18	**	Form of Certificate of Designation.
4.19	**	Form of Preferred Stock Certificate.
5.1	*	Opinion of Irell & Manella LLP.
12.1	*	Computation of Ratios.
23.1	*	Consent of Deloitte & Touche LLP.
23.2	*	Consent of Irell & Manella LLP (included as Exhibit 5.1).
24.1	*	Powers of Attorney.
25.1	**	Form T-1 Statement of Eligibility of the Indenture Trustee.

*	Filed herewith.
**	To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.